Exhibit 10(iii)(40)

                                                                       CORRECTED
                                                                  MARCH 31, 2006

                              CH ENERGY GROUP, INC.

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                              CH ENERGY GROUP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                            Effective January 1, 2006

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                              CH ENERGY GROUP, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (Effective January 1, 2006)

                                TABLE OF CONTENTS

ARTICLE I NAME, PURPOSE, LEGAL STATUS.........................................2

ARTICLE II GENERAL DEFINITIONS................................................3

ARTICLE III PARTICIPATION.....................................................5

ARTICLE IV SERP ACCRUED BENEFIT...............................................6

ARTICLE V VESTING.............................................................8

ARTICLE VI NORMAL RETIREMENT BENEFIT..........................................9

ARTICLE VII EARLY RETIREMENT BENEFIT.........................................11

ARTICLE VIII EFFECT OF DEATH AND DISABILITY ON BENEFITS......................13

ARTICLE IX SPECIAL PROVISIONS................................................14

ARTICLE X ADMINISTRATION AND FINANCING.......................................18

ARTICLE XI AMENDMENT AND TERMINATION.........................................20

ARTICLE XII MISCELLANEOUS....................................................21

                                    ARTICLE I
                           NAME, PURPOSE, LEGAL STATUS

1.1 Name. The plan hereunder shall be known as the CH Energy Group, Inc. Supplemental Executive Retirement Plan (the "Plan"), which shall be effective January 1, 2006 (the "Effective Date").

1.2   Purpose.  The  purpose of the Plan is to provide  supplemental  retirement
      benefits  for  eligible   executives  of  the  Company  and  Participating
      Affiliates.

1.3 Legal Status. The Company intends the Plan to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

1.4 Compliance with Section 409A. The Company intends the Plan to comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to Participants or beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Any provisions that would cause any amount deferred or payable under the Plan to be includible in the gross income of any Participant or beneficiary under Section 409A(a)(1) of the Code shall have no force and effect unless and until amended to cause such amount to not be so includible (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Any reference in this Plan to Section 409A of the Code shall also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.


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                                   ARTICLE II
                               GENERAL DEFINITIONS

2.1 "Affiliate" means a member of the Company's Controlled Group within the meaning of Section 1.8 of the Pension Plan, or any successor provision thereto.

2.2   "Board" means the Board of Directors of the Company.

2.3   "Change in Control"  means the  transactions  or events defined in Section
      9.3.

2.4   "Code" means the Internal Revenue Code of 1986, as amended.

2.5 "Committee" means the Compensation Committee of the Board or its delegate as provided in Section 10.1.

2.6 "Company" means CH Energy Group, Inc., a New York corporation, or any corporate successor thereto.

2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.8 "Effective Date" means the effective date of the Plan, which date is January 1, 2006.

2.9   "Earliest Retirement Date" means the date provided in Section 7.2.

2.10 "Employee" means a common law employee of the Company, a Participating Affiliate or other Affiliate.

2.11 "Eligible Executive" means an Employee who is described in Section 3.4, provided the Employee is a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a) of ERISA.

2.12  "Normal Retirement Date" means the date described in Section 6.2.

2.13 "Participant" means an Eligible Executive who becomes a Participant in the Plan under Section 3.1.

2.14 "Participating Affiliate" means an Affiliate that adopts the Plan with the consent of the Company.

2.15 "Pension Plan" means the Retirement Income Plan of Central Hudson Gas & Electric Corporation.

2.16 "Plan" means this CH Energy Group, Inc. Supplemental Executive Retirement Plan, and any amendment thereto.

2.17 "Restoration Plan" means the Central Hudson Gas & Electric Corporation Retirement Benefit Restoration Plan.

2.18  "SERP Accrued Benefit" means the amount determined under Section 4.1.


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

2.19  "SRP" means the CH Energy Group, Inc. Supplementary Retirement Plan.

2.20 "Termination of Employment" means the termination of an Employee's employment with the Company and all Participating Affiliates and other Affiliates as a result of his quit, retirement, discharge, death or his becoming eligible to receive disability benefits under the Company's or Affiliate's long-term disability plan, to the extent such termination of employment constitutes: (i) a "separation from service" as defined in
      Section 409A of the Code or (ii) "disability" as defined in Section 409A of the Code.

2.21 "Years of Benefit Service" or "Benefit Service" means the years of service described in Section 4.3.

2.22 "Years of Vesting Service" or "Vesting Service" means the years of service described in Section 7.2.


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                                   ARTICLE III
                                  PARTICIPATION

3.1 Participant. An Eligible Executive shall become a Participant in the Plan on the date he first becomes an Eligible Executive, or such later date as designated by the Committee.

3.2   Suspension of  Participation.  A Participant who has an employment  status
      change,   as  provided   under  Section  9.2,   shall  be  suspended  from
      participation in the Plan.

3.3 Reinstatement. A Participant who has been suspended from participation in the Plan under Section 3.2 may be reinstated as a Participant at the discretion of the Committee.

3.4 Eligible Executive. An Eligible Executive is an Employee of the Company or of Central Hudson Gas & Electric Corporation who holds an officer position with the Company or with Central Hudson Gas & Electric Corporation, unless otherwise determined by the Committee.


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

                                   ARTICLE IV
                              SERP ACCRUED BENEFIT

4.1 SERP Accrued Benefit. A Participant's monthly SERP Accrued Benefit payable commencing on his Normal Retirement Date shall equal the amount, if any, by which (i) the Participant's monthly Target Retirement Benefit (as defined in the next sentence) exceeds (ii) the sum of the Participant's Pension Monthly Benefit, Restoration Monthly Benefit and SRP Monthly Benefit (all as defined below in this Article IV). Subject to Section 7.1, the Participant's monthly "Target Retirement Benefit" shall be determined pursuant to the following formula:

                                               Years of Benefit Service
              (57% x Final Average Pay)   x    (not to exceed 30 years)
              -------------------------        ------------------------
                       12 months                      30 years

4.2 Final Average Pay. A Participant's "Final Average Pay" is the sum of his highest annual compensation (as defined herein) during the three consecutive calendar years of the ten consecutive calendar years which immediately precede his Termination of Employment, divided by three.

      The Participant's "annual compensation" is his base salary and annual incentive compensation from the Company, Participating Affiliates and other Affiliates paid during a calendar year (including any years prior to his Plan participation). The Participant's annual compensation shall not be reduced by any elective contributions or deferrals from his base salary or annual incentive compensation made to the Central Hudson Gas & Electric Company Savings Incentive Plan, any Code Section 125 plan maintained by the Company or Affiliate, or any nonqualified deferred compensation plan maintained by the Company or Affiliate.

      A Participant's "annual compensation" shall not include compensation received by a Participant during any period that precedes the date the Participant's employer became an Affiliate.

      If the Participant does not have three calendar years of "annual compensation," his Final Average Pay is the average of his monthly compensation while employed with the Company, a Participating Affiliate and other Affiliates, multiplied by twelve.

4.3 Years of Benefit Service. A Participant's "Years of Benefit Service" shall equal his years of benefit service under Section 1.34 of the Pension Plan, or any successor provision thereto. However, a Participant shall not receive credit for periods of service with the Company or an Affiliate after his suspension from participation in the Plan under Section 3.2.

4.4 Pension Monthly Benefit. The "Pension Monthly Benefit" is the Participant's monthly retirement benefit under the Pension Plan, paid as a single life annuity, in the amount payable on his Normal Retirement Date, which shall include the social security supplement payable to the Participant under Section 3.3 of the Pension Plan, or any successor provision thereto, converted to a single life annuity, but shall not include the retirement account component of the Pension Plan as described in Article XI of the Pension Plan.

4.5 Restoration Monthly Benefit. The "Restoration Monthly Benefit" is the Participant's monthly retirement benefit under the Restoration Plan, paid as a single life annuity, in the amount payable on his Normal Retirement Date.


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

4.6 SRP Monthly Benefit. The "SRP Monthly Benefit" is the actuarial equivalent monthly amount of the Participant's retirement benefit under the SRP (if any) payable as of his Normal Retirement Date. For this purpose, actuarial equivalence shall be determined (i) by converting the participant's SRP benefit payable on his Normal Retirement Date to an equivalent single life annuity payable on his Normal Retirement Date based on the Participant's single life expectancy as of his Normal Retirement Date and (ii) based on actuarial assumptions and procedures prescribed by the Committee from time-to-time, consistent with Section 9.7.


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

                                    ARTICLE V
                                     VESTING

5.1 Vesting Requirements. A Participant must become vested to be entitled to receive a SERP Accrued Benefit. The Participant shall become "vested" in the SERP Accrued Benefit under the Plan under any one of the following circumstances while an Employee:

      (a)   Attaining age 61 (under Section 5.2).

      (b)   Attaining Earliest Retirement Date (under Section 5.3).

      (c)   A Change in Control of the Company (under Section 5.5).

5.2 Attaining Age 61. A Participant shall become vested if he is an Employee of the Company or an Affiliate on or after the day he attains age 61. A Participant does not need 10 Years of Vesting Service to become vested in this case.

5.3 Earliest Retirement Date. A Participant shall also be vested if he is an Employee of the Company or an Affiliate on or after his Earliest Retirement Date as defined in Section 7.2. A Participant shall be entitled to a reduced benefit if the Participant begins to receive his benefit before attaining age 61, but after his Earliest Retirement Date, as provided for under Article VII.

5.4 Non-Vested Termination. Upon a Participant's Termination of Employment with the Company and all Participating Affiliates and other Affiliates before meeting any of the vesting requirements under Section 5.1, he shall not receive any benefit from the Plan whatsoever. If a Participant is reemployed, he may receive credit for his prior years of service under
      Section 9.6.

5.5 Change in Control. If a Participant is not otherwise vested under Section 5.1, a Participant shall become vested upon a Change in Control of the Company as provided in Section 9.3.

5.6 Forfeiture Events. Even if vested, a Participant shall cease to be vested, and thereafter not entitled to any benefit from the Plan (regardless if it has commenced), under certain prescribed circumstances involving his conduct under Section 9.5.


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

                                   ARTICLE VI
                           NORMAL RETIREMENT BENEFIT

6.1 SERP Benefit. If a Participant is vested under Article V as a result of attaining age 61, he shall receive his SERP Accrued Benefit effective as of his Normal Retirement Date (the "commencement date") as calculated in
      Section 4.1, to be paid in accordance with Section 6.3.

6.2 Normal Retirement Date. A Participant's "Normal Retirement Date" means the later of the date of his 61st birthday or the date of his Termination of Employment on or after his 61st birthday.

6.3 Actual Payment. A Participant's benefit shall be paid as soon as administratively practicable beginning on the first day of the seventh month immediately following the month in which the commencement date occurs in accordance with Section 6.1. The Participant's first payment shall include the value (without interest) of the payments the Participant would have received had his payment from the Plan begun on the first day of the first month following the commencement date.

6.4 Normal Annuity Form. A Participant's SERP Accrued Benefit is payable monthly in the form of a single life annuity. However, if the Participant is married, his retirement benefit is payable in a joint and 100% survivor annuity with his spouse which is the actuarial equivalent of the single life annuity.

      The normal annuity form of his SERP Accrued Benefit, therefore, shall not be the actual annuity form in which he receives his retirement benefit from the Pension Plan. Rather, the normal annuity form is based solely on his marital status at the commencement of his SERP Accrued Benefit.

6.5 Alternative Form of Payment. A Participant may elect to receive his SERP Accrued Benefit in one of the following forms of payment that is the actuarial equivalent of the single life annuity form of payment, subject to such rules and procedures as established by the Committee:

      (a)   A single life annuity.

      (b)   A 30%, 40%, 50%, 75% or 100% joint and survivor annuity.

      (c) Any other annuity form of payment, as may be permitted by the Committee.

      The Committee shall disregard any election by a Participant to change the form of his SERP Accrued Benefit to the extent such election would result in an impermissible acceleration of the payment of the Participant's benefit under the Plan within the meaning of Section 409A of the Code.

      At the election of the Participant, the joint and survivor annuity may provide that if the Participant's joint annuitant dies before the Participant, the Participant's monthly benefit will increase to the amount he would have received had he originally elected the single life annuity form of payment. The joint and survivor annuity that includes this feature will be the actuarial equivalent of a single life annuity form of payment as provided above.


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

6.6 Lump Sum for Small Benefits. The Plan does not allow a lump sum payment. However, if the actuarially equivalent lump sum present value of a Participant's benefit is under $20,000 as of the Participant's Normal Retirement Date, his benefit shall be paid in a lump sum on the first day of the seventh month immediately following the month in which the Participant's Normal Retirement Date occurs.


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

                                   ARTICLE VII
                            EARLY RETIREMENT BENEFIT

7.1 Early Retirement Benefit. If a Participant is vested under Section 5.3, he shall receive an early retirement benefit effective as of his Termination of Employment (the "commencement date"), to be paid in accordance with
      Section 7.3. The Participant's early retirement benefit shall equal his SERP Accrued Benefit determined in accordance with Section 4.1, except that for purposes of this calculation, the Participant's monthly Target Retirement Benefit shall be reduced by one-third of one percent per month (or 4% per year) for each full month by which the commencement date of his SERP Accrued Benefit precedes the date he attains age 61.

7.2 Earliest Retirement Date. A Participant's "Earliest Retirement Date" means the date he has both (i) attained age 55 and (ii) been credited with at least 10 Years of Vesting Service.

      A Participant's "Years of Vesting Service" shall equal his years of vesting service under Section 1.35 of the Pension Plan, or any successor provision thereto.

7.3 Actual Payment. A Participant's benefit shall be paid as soon as administratively practicable beginning on the first day of the seventh month immediately following the month in which the commencement date occurs in accordance with Section 7.1. The Participant's first payment shall include the value (without interest) of the payments the Participant would have received had his payment from the Plan begun on the first day of the first month following the commencement date.

7.4 Normal Annuity Form. A Participant's SERP Accrued Benefit is payable in the "normal" annuity form based on his marital status on the commencement date of his SERP Accrued Benefit, as provided in Section 6.4.

7.5 Alternative Form of Payment. A Participant may elect to receive his SERP Accrued Benefit in one of the following forms of payment that is the actuarial equivalent of the single life annuity form of payment, subject to such rules and procedures as established by the Committee:

      (a)   A single life annuity.

      (b)   A 30%, 40%, 50%, 75% or 100% joint and survivor annuity.

      (c) Any other annuity form of payment, as may be permitted by the Committee.

      The Committee shall disregard any election by a Participant to change the form of his SERP Accrued Benefit to the extent such election would result in an impermissible acceleration of the payment of the Participant's benefit under the Plan within the meaning of Section 409A of the Code.

      At the election of the Participant, the joint and survivor annuity may provide that if the Participant's joint annuitant dies before the Participant, the Participant's monthly benefit will increase to the amount he would have received had he originally elected the single life annuity form of payment. The joint and survivor annuity that includes this feature will be the actuarial equivalent of single life annuity form of payment as provided above.

7.6 Lump Sum for Small Benefits. The Plan does not allow a lump sum payment. However, if the lump sum present value of a Participant's benefit is under $20,000 as of the Participant's Termi-


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

      nation of Employment, his benefit shall be paid in a lump sum on the first day of the seventh month immediately following the month in which the Participant's Termination of Employment occurs.


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

                                  ARTICLE VIII
                   EFFECT OF DEATH AND DISABILITY ON BENEFITS

8.1 Death Benefit. If a Participant dies before becoming vested in his SERP Accrued Benefit under Article V, the Participant shall not be entitled to any benefit under the Plan. If a Participant is vested in his SERP Accrued Benefit under Article V and dies before the commencement date of his SERP Accrued Benefit, his surviving spouse (if marrried for at least the one year period ending on his death) shall receive a benefit for the life of the surviving spouse in an amount equal to the monthly amount that would have been payable as a single life annuity to the Participant as of the date of his death. Payments shall commence as soon as administratively practicable on the first day of the first month coincident with or after the date the Participant would have been able to receive his SERP Accrued Benefit assuming the Participant's Termination of Employment occurred as of the date of his death. If the Participant dies without a surviving spouse, the death benefit is not paid to any person. If a Participant dies after the commencement date of his SERP Accrued Benefit, no death benefit will be payable under this Section 8.1. In this case, the Plan will pay only whatever survivor benefit is payable under the terms of the annuity form of payment in which the Participant elected to receive his SERP Accrued Benefit.

8.2 Disability. If a Participant who is vested under Article V becomes disabled (within the meaning of the Company's or Affiliate's long-term disability plan) while an Eligible Executive, the Participant's benefit shall be paid as soon as administratively practicable following the Participant's Termination of Employment in accordance with Article VI or VII (subject to Section 9.4(a)). For purposes of calculating the Participant's SERP Accrued Benefit under Article IV, the Participant shall accrue additional Years of Benefit Service under the Plan to the same extent the Participant accrues benefit service under Sections 1.34 and 3.6 of the Pension Plan (up to a maximum of five Years of Benefit Service).

                                   ARTICLE IX
                               SPECIAL PROVISIONS

9.1 Leaves of Absence, Severance Pay. A Participant's Years of Benefit Service and Years of Vesting Service shall include leaves of absence authorized by the Company and such other periods of employment as determined by the Committee. However, the Participant's annual compensation, Years of Vesting Service, and Years of Benefit Service shall not include any period following his Termination of Employment during which he receives severance pay, unless otherwise provided in Section 9.4.

9.2 Changes of Employment Status. If a Participant transfers employment to a non-Participating Affiliate, is reassigned to a position other than a position described in Section 3.4, or otherwise fails to be eligible to participate in the Plan, the Participant shall be suspended from participation in the Plan. A Participant, whose participation in the Plan has been suspended, shall cease to accrue additional benefits after the effective date of such employment status change. Such Participant's benefit under Section 4.1 shall be calculated as if he incurred a termination of employment on the date of the employment status change.

9.3 Change in Control of the Company. A Participant shall vest in his SERP Accrued Benefit upon the occurrence of one of the following "Change in Control" events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
            (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
            (i), (ii) and (iii) of subsection (c) of this Section 9.3; or

      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners,
            respectively,   of  the   Outstanding

            Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more of its affiliated companies) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business combination; or

      (d)   Approval  by  the   shareholders   of  the  Company  of  a  complete
            liquidation or dissolution of the Company.

9.4   Effect of a Change in Control on a SERP Accrued Benefit.

      (a) If a Participant who is vested under Article V as a result of a Change in Control incurs a Termination of Employment (and is not otherwise vested under Section 5.1(a) or (b)), he will receive his SERP Accrued Benefit on the later of (i) his Termination of Employment, or (ii) his attaining age 55. Subject to Section 9.4(b), the amount, time and form of payment of the Participant's SERP Accrued Benefit shall be determined in accordance with Article VII.

      (b) If a Participant's Termination of Employment occurs under circumstances entitling him to severance pay or benefits under an Employment Agreement between the Participant and the Company that becomes effective as a result of the Change in Control, then the amount (but not the time for payment) of the SERP Accrued Benefit shall be computed as if the Participant's employment with the Company or a Participating Affiliate had continued for a number of years equal to the multiple (as defined in such Employment Agreement), with annual compensation equal to the annual compensation required by the Employment Agreement.

9.5 Forfeiture Events. Even if a Participant is vested in his SERP Accrued Benefit under Article V, he shall cease to be vested, and thereafter not be entitled to any benefit from the Plan (regardless if it commenced), if the Participant's employment with the Company or an Affiliate is terminated for any one or more of the following reasons:

      (a) The Participant's willful and continued failure to perform substantially his duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is deliv-ered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his duties;

      (b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or an Affiliate;

      (c) the repeated use of alcohol by the Participant that materially interferes with Participant's duties, use of illegal drugs by the Participant, or a violation by the Participant of the drug and/or alcohol policies of the Company or Affiliate;

      (d) a conviction, guilty plea or plea of nolo contendere of the Participant for any crime involving moral turpitude or for any felony;

      (e) a breach by the Participant of his fiduciary duties of loyalty or care to the Company or Affiliate or a material violation of the Code of Business Conduct and Ethics, or similar policies, of the Company or an Affiliate; or

      (f) the breach by the Participant of the confidentiality provision set forth in his Employment Agreement with the Company.

      Further, even if a Participant is vested, he shall cease to be vested, and thereafter not be entitled to any benefit from the Plan (regardless if it commenced), if (i) his death occurs during the first 24 months of participation in the Plan as a result of suicide or (ii) he made a material misrepresentation in any form or document provided by him to or for the benefit of the Company or an Affiliate.

9.6 Reemployment. Upon a Participant's non-vested Termination of Employment, his Years of Vesting Service and his Years of Benefit Service shall be immediately forfeited. If the Participant is ever reemployed as an Employee eligible to participate in the Plan under Section 3.1, the Committee may, in its sole discretion, reinstate all or some of his Years of Benefit Service for purposes of calculating the Participant's SERP Accrued Benefit under Section 4.1 and all or some of his Years of Vesting Service for purposes of determining his eligibility for an early retirement benefit under Section 7.1 to the extent such service is not otherwise credited under Sections 1.34 or 1.35 of the Pension Plan, or any successor provision thereto.

      If a Participant was vested under Section 5.2, Section 5.3 or Section 5.5 as of his Termination of Employment and he is ever reemployed and eligible to participate in the Plan under Section 3.1, he shall participate in the Plan and continue to accrue increases to his SERP Accrued Benefit under
      Section 4.1. If the Participant's retirement benefit has commenced, the Committee in its discretion may suspend the benefit to the extent permitted under Section 409A of the Code. In any event, upon subsequent retirement, his retirement benefit will be recalculated to take into account subsequent increases to his accrued benefit and previous retirement benefit payments.

9.7 Actuarial Equivalence. For purposes of the Plan, "actuarial equivalence" or "actuarially equivalent" shall have the same meaning as provided in Sections 1.2(a) and 1.2(b) of the Pension Plan with respect to annuity calculations and lump-sum calculations.

9.8 Delay and Acceleration of Payments. The Committee may, in its sole discretion, accelerate any payment to the extent such acceleration is permitted under Section 409A of the Code. The Committee may, in its sole discretion, delay payment of any amount to the extent such delay is permitted or required under Section 409A of the Code. For purposes of the Plan, the phrase "permitted or required by Section 409A of the Code" shall mean that the action shall only be permitted to the extent it would not cause the SERP Accrued
      Benefit to be includible in the gross income of a Participant or beneficiary under Section 409A(a)(1) of the Code.

                                    ARTICLE X
                          ADMINISTRATION AND FINANCING

10.1 Plan Administration. The Plan is administered by the Committee. The Committee is responsible for the administration of the Plan and may also delegate certain administrative functions to other persons, including the Central Hudson Gas & Electric Corporation Benefits Committee. The Committee possesses the sole and absolute discretionary authority to interpret and construe the provisions of the Plan, as well as to make all determinations under the Plan, such as eligibility, benefits, service credit and distributions. The Committee's interpretations and determinations are conclusive on all interested parties.

10.2 Claims Procedures. If a Participant's claim for benefits is denied (in whole or in part), he shall receive, within 90 days after receipt of the claim (180 if special circumstances apply), a written explanation from the Committee detailing the specific reasons for the denial, the specific references to the plan provisions on which the denial is based, a description of any additional information needed from him and why such information is required, and a description of the Plan's appeal procedures, including applicable time limits and a statement of his right to bring a civil action under Section 502(a) of ERISA.

      The Participant, or any person he may choose to represent him, may ask the Committee for a review of his denied claim within 60 days after his claim has been denied. The Participant's request, which must be in writing, should include the following information: The date the Participant submitted his original request for benefits, the specific portion of the denial notice that he wishes the Committee to review, the reason why he thinks his original request should be approved and any written material that he wishes the Committee to consider when reviewing his request. The Participant may also request that all documents, records and other information relevant to his claim be made available for his review. The Participant may submit information for review regardless of whether it was considered in the original claim review.

      The Committee or other named fiduciaries for appeals shall conduct a full and fair review of the claim and appeal and notify the Participant of its decision within 60 days (120 if special circumstances apply). That decision shall be in writing and shall include the specific reasons and the Plan references to the pertinent Plan provisions on which the decision is based.

10.3 Committee Authority. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions including interpretations of the Plan, as provided under Section 10.1. A majority vote of the Committee members shall control any decision.

10.4 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

10.5 Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.6 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee except in the case of gross negligence or willful misconduct.

10.7 Unfunded Plan. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, to the extent permitted under
      Section 409A of the Code, the Company or Participating Affiliate may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.8 Company Obligation. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company or a Participating Affiliate with respect to the benefit receivable from the Company or a Participating Affiliate and shall not be an obligation of another company.

10.9 Interest of Participants. A Participant and his beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company or a Participating Affiliate, nor shall they be beneficiaries of, or have any rights, claims or interests in, any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company or a Participating Affiliate. Such policies or other assets shall not be held for the benefit of Participants and their beneficiaries, or held in any way as collateral security for the fulfilling of the obligations of the Company or a Participating Affiliate under the Plan. Any and all of the assets of the Company and a Participating Affiliate shall be, and remain, the general, unpledged, unrestricted assets thereof. The Company and Participating Affiliate's obligations under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

10.10 Trust Fund. The Company or a Participating Affiliate shall be responsible for the payment of all benefits provided under the Plan regarding a Participant employed by the Company or Participating Affiliate. At its discretion, the Company may establish one or more trusts, with such trustees as the Company may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company or Participating Affiliate's general creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company or Participating Affiliate shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company or Participating Affiliate.

                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

11.1 Amendment. The sponsor of the Plan is the Company, which has the right to amend the provisions of the Plan for any reason and at any time, including the reduction of accrued benefits and optional forms of payment under the Plan. Any amendment may provide different benefits or amounts of benefits from those set forth hereunder, provided that such change in the amount or form of benefits does not result in an impermissible acceleration of a payment within the meaning of Section 409A(a)(3) of the Code.

11.2 Suspension, Termination. The Company may, in its sole discretion, suspend or terminate the Plan at any time, in whole or in part as permitted under
      Section 409A of the Code.

11.3 Termination Upon a Change in Control. The Company may, in its sole discretion, terminate the Plan and distribute vested benefits accrued under the Plan within the 30-day period preceding or during the 12-month period following a "change in control" of the Company as permitted under
      Section 409A of the Code. For purposes of this Section 11.3, a change in control shall have the meaning ascribed to such term under Section 409A of the Code.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

      However, if, as a result of a divorce, a Participant is responsible for child support, alimony, or marital property rights payments, his benefit under the Plan may be assigned to meet those payments, if a qualifying domestic relations order has been issued for the Plan, as approved by the Committee.

12.2 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

12.3 Gender and Number. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine and the neuter in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.4 Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.5 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of New York, except to the extent preempted by ERISA.

12.6 Validity. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.7 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee or the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant, eligible spouse, surviving spouse or beneficiary shall be directed to the individual's last known address in the Company's records.

12.8 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and a Participating Affiliate and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Participating Affiliate, and successors of any such corporation or other business entity.

12.9 Withholding. The Company shall withhold from payments made hereunder to any Participant or beneficiary any taxes required to be withheld from such payments under federal, state or local law.

12.10 Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Company and Participating Affiliate from all liability with respect to such benefit.

12.11 Release. Notwithstanding anything contained herein to the contrary, neither the Company nor any Affiliate shall be obligated to make payment of any benefit to a Participant under the Plan unless such Participant first executes a release, in a form provided by the Company, of all current or future claims, known or unknown, against the Company, its Affiliates, its officers, directors, shareholders, employees and agents arising on or before the date of the release, including but not limited to all claims arising out of the Participant's employment with the Company or its Affiliates or the termination of such employment, and to the extent such payment is subject to the seven-day revocation period prescribed by the Age Discrimination in Employment Act of 1967, as amended, or to any similar revocation period in effect on the date of termination of the Participant's employment, such revocation period has expired.

12.12 Miscellaneous Employment. The establishment of the Plan does not give a Participant the legal right to continued employment with the Company or Affiliate. Further, a Participant's eligibility or his right to benefits under the Plan should not be interpreted as any guarantee of employment.

      In the event that any lawsuit or any settlement thereof or any claim, or if any governmental agency, court or other governing body, requires the Company to reclassify the employment status of any individual who is excluded from participation under the Plan, such reclassified individual nevertheless shall not be considered an eligible employee or otherwise eligible for the Plan and, therefore, not be entitled to accrue benefits under the Plan as a result thereof.

      IN WITNESS WHEREOF, CH Energy Group, Inc. has caused this instrument to be executed by its duly authorized officer on this 31st day of March, 2006.

                                               CH ENERGY GROUP, INC.


                                               By: /s/ Steven V. Lant
                                                  ------------------------------

                                               Dated: March 31, 2006
                                                     ---------------------------